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Exhibit 10.1

CANCELLATION AND TRANSFER AGREEMENT

        This Cancellation and Transfer Agreement (this "Agreement") is made as of November 15, 2004 by and among Real-Estateforlease.com., Inc., a Delaware corporation (the"Company"), David Disalvo, in his individual capacity ("Disalvo"), Frank DeLape, in his individual capacity ("DeLape"), Lakeview Investment Trust (the "Trust") and William Baquet, in his individual capacity ("Baquet").

RECITALS

        WHEREAS, Disalvo is the holder of 9,500,000 shares (the "Shares") of the Company's common capital stock;

        WHEREAS, on even date, the Company intends to effect a change in its management and ownership structure (the "Restructuring") so as to facilitate the consummation of the contemplated merger transaction (the "Merger") involving the Company, GeminiV, Inc. ("Gemini") and Uni-Pixel Displays, Inc. ("Uni-Pixel") to be evidenced by that certain Agreement and Plan of Merger among the Company, a to be formed wholly-owned subsidiary of the Company, Gemini, Uni-Pixel, and certain of the Company's stockholders (the "Merger Agreement"); and

        WHEREAS, in order to complete the Restructuring, Disalvo has agreed to (a) cancel 8,800,000 Shares, (b) transfer to each of the Trust and Baquet 312,500 Shares in consideration for his ability to maintain 75,000 Shares upon the consummation of the Restructuring, and (c) resign as an officer and director of the Company each of which being more particularly described below.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.    CANCELLATION OF SHARES.    Effective upon the execution of this Agreement, Disalvo shall have forfeited all rights, title and interest in and to 8,800,000 Shares and said Shares shall be deemed cancelled and returned to those authorized and available for issuance by the Company. As consideration for the cancellation and transfer of Shares contemplated in Paragraph 2. below, Disalvo shall have the right to retain a total of 75,000 Shares.

2.    TRANSFER OF SHARES.    Effective upon the execution of this Agreement, Disalvo agrees to transfer to each of the Trust and Baquet 312,500 Shares (the "Transferred Shares"). Upon the execution of this Agreement, Disalvo shall deliver to each of the Trust and Baquet a certificate evidencing the number of Transferred Shares to which each is entitled. The Transferred Shares are deemed "restricted securities" as defined in Rule 144 under the Securities Act of 1933.

3.    REPRESENTATIONS AND WARRANTIES.

        3.1.    Representation and Warranties of Disalvo.    Disalvo hereby represents and warrants that he is the sole record and beneficial owner of the Transferred Shares, free and clear of all liens, encumbrances, restrictions and claims of every kind; he has full legal right, power and authority to enter into this Agreement and to assign, transfer and convey the Transferred Shares pursuant to the terms of this Agreement; and the delivery of duly endorsed certificates representing the Transferred Shares pursuant to the provisions of this Agreement will transfer valid title to the Transferred Shares, free and clear of all liens, encumbrances, restrictions and claims of every kind. Upon consummation of the Restructuring, the Company will have approximately 1.2 million shares of common stock issued and outstanding

        3.2.    Representations and Warranties of the Trust and Baquet.    The Trust and Baquet each represent and warrant that (a) each is acquiring the Transferred Shares for its own account, for investment purposes and not with a view to any distribution of all or any part thereof; (b) each will hold the Transferred Shares subject to all of the applicable provisions of the Securities Act of 1933 and the rules and regulations promulgated thereunder, and neither will at any time make any sale, transfer, or other disposition of the Transferred Shares in contravention of said act, or such rules and regulations; (c) The transfer of the Transferred Shares is being made without any public solicitation or advertisements; and (d) neither the Trust nor Baquet will sell, transfer, pledge or otherwise encumber the Transferred Shares, except as otherwise provided for herein, until such time as the Merger has been consummated.

4.    RESIGNATION OF DISALVO.    Effective upon the execution of this Agreement, Disalvo shall resign as an officer and director of the Company, and DeLape shall be appointed as the President, Secretary and Treasurer of the Company and shall serve as the sole-member of the Company's Board of Directors.

5.    RESCISSION.    The parties hereby agree that in the event the Merger is not consummated on or before March 15, 2005 the following shall occur within three business days thereafter: (a) DeLape, acting in his capacity as the sole-officer and director of the Company, shall authorize the issuance to Disalvo of 8,800,000 newly issued shares of the Company's common stock as part of the recession of the Restructuring and shall immediately thereafter resign as the sole-officer and member of the Company's Board of Directors and appoint Disalvo as his replacement and (b) both the Trust and Baquet shall transfer the Transferred Shares, without lien or encumbrance, to Disalvo, with each hereby agreeing to execute all documents necessary to effect such transfer.

        DeLape acknowledges and agrees that he will not, in his capacity as the sole-officer and director of the Company, authorize the Company to effect any transaction or enter into agreement, which limitation shall include the issuance of shares of the Company's common stock, except for the Merger as contemplated by the Merger Agreement, or appoint additional officers or directors of the Company except as may be required by the Merger Agreement. In addition, the Trust and Baquet, as the controlling stockholders of the Company, agree not to elect any additional members to the Company's Board of Directors or approve any transaction, which shall include, but not necessarily be limited to, the issuance of any shares of the Company's common stock, except in accordance with the terms and conditions of the Merger Agreement.

6.    GENERAL PROVISIONS

        6.1.    Further Assurances and Governing Law.    Each party hereto agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement. This Agreement and any disputes arising hereunder shall be governed by the laws of the State of Texas. Each party irrevocably consents to jurisdiction of the federal and state courts located in Dallas, Dallas County, Texas.

        6.2.    Severability.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        6.3.    Modification.    This Agreement may not be changed except in a writing signed by the person(s) against whose interest such change shall operate.

        6.4.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

THE COMPANY:
Real-Estateforlease.com, Inc.
By:	/s/ DAVID DISALVO David Disalvo, President
DISALVO:
/s/ DAVID DISALVO David Disalvo
DELAPE:
/s/ FRANK DELAPE Frank DeLape
THE TRUST:
Lakeview Investment Trust
By:	/s/ FRANK DELAPE Frank DeLape, Trustee
BAQUET:
/s/ WILLIAM BAQUET William Baquet

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CANCELLATION AND TRANSFER AGREEMENT